EXHIBIT A


                      FUND PARTICIPATION AGREEMENT BETWEEN
                       COLUMBUS LIFE INSURANCE COMPANY AND
                        TOUCHSTONE VARIABLE SERIES TRUST


                           AS AMENDED NOVEMBER 1, 2001

Columbus Life Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
International Equity Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Growth & Income Sub-Account
Enhanced 30 Sub-Account
Balanced Sub-Account
Bond Sub-Account
Standby Income Sub-Account
Growth/Value Sub-Account
Equity Sub-Account
Money Market Sub-Account

Pinnacle Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Enhanced 30 Sub-Account
Bond Sub-Account
Standby Income Sub-Account
Growth/Value Sub-Account
Equity Sub-Account

Survivorship Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Enhanced 30 Sub-Account
Bond Sub-Account
Standby Income Sub-Account
Growth/Value Sub-Account
Equity Sub-Account